Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-286392, 333-278595, 333-232735 and 333-252141 on Form S-8 and Registration Statement Nos.333-228121, 333-249347, 333-264298, 333-267584, 333-272338 and 333-276427 on Form F-3 of our report dated May 16, 2023, relating to the financial statements of Altamira Therapeutics Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli
Auditor in Charge

Zurich, Switzerland
April 30, 2025